                                  SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              fashionmall.com, Inc.
 ...............................................................................
                (Name of Registrant as Specified In Its Charter)

                              fashionmall.com, Inc.
 ...............................................................................
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:
 ...............................................................................
      2) Aggregate number of securities to which transaction applies:
 ...............................................................................
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
 ...............................................................................
      4) Proposed maximum aggregate value of transaction:
 ...............................................................................
      5) Total fee paid:
 ...............................................................................

         (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
 ...............................................................................
      2) Form, Schedule or Registration Statement No.:
 ...............................................................................
      3) Filing Party:
 ...............................................................................
      4) Date Filed: ..........................................................

                              FASHIONMALL.COM, INC.
                               575 Madison Avenue
                            New York, New York 10022

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of fashionmall.com, Inc.

     The Annual Meeting of Stockholders of fashionmall.com,Inc. (the "Company") will be held at The Rye Town Hilton, 699 Westchester Ave, Rye Brook, NY 10573, at 4:30 p.m., Eastern Standard Time, on June 30, 2000, for the following purposes:

          1.   To elect a Board of Directors for the ensuing year.

          2. To ratify the appointment of Arthur Andersen LLP, as the independent auditors and accountants for the Company for the year ending December 31, 2000.

          3. To transact such other business as may properly come before the meeting.


     All stockholders are invited to attend the meeting. Stockholders of record at the close of business on May 15, 2000, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. A complete list of stockholders entitled to notice of and vote at the meeting will be open to examination by stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 575 Madison Avenue, New York, New York 10022.

     Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors


                                          Benjamin Narasin
                                          Chief Executive Officer, President
                                          And Chairman of the Board of
                                          Directors

New York, New York
May 22, 2000

                              FASHIONMALL.COM, INC.
                               575 Madison Avenue
                            New York, New York 10022

                                 (212) 891-6064

                                 PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of fashionmall.com, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Rye Town Hilton, 699 Westchester Ave, Rye Brook, NY 10573, 4:30 p.m., Eastern Standard New York time, on June 30, 2000 and any adjournment thereof.

                           VOTING SECURITIES; PROXIES

     The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers, consultants and employees of the Company, without extra remuneration, may also solicit proxies personally by telefax and by telephone. In addition to mailing copies of this material to stockholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

     The holders of a majority of the outstanding shares of Common Stock, par value $.01 per share (the "Common Stock"), present in person or represented by proxy shall constitute a quorum at the Annual Meeting. The approval of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for election of the nominees as directors. In all other matters, the affirmative vote of the majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the adoption of such matters.

     The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to each matter to be acted upon at the Annual Meeting. Shares of Common Stock represented by the proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not have the effect of votes in opposition to a director or "against" any other proposal to be considered at the Annual Meeting.

     All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Common Stock represented by such proxy will be voted FOR the Board's nominees for director and FOR the approval of Proposal 2 and in accordance with the proxy-holder's best judgment as to any other matters raised at the Annual Meeting.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated proxy reflecting contrary instructions or appearing at the Annual Meeting and taking appropriate steps to vote in person.

     At the close of business on May 15, 2000, 7,500,000 shares of Common Stock were outstanding and eligible for voting at the meeting. Each stockholder of record is entitled to one vote for each share of Common Stock held on all matters that come before the meeting. Only stockholders of record at the close of business on May 15, 2000 are entitled to notice of, and to vote at, the meeting.

No Dissenter's Rights

     Under New York law, stockholders are not entitled to dissenter's rights of appraisal with respect to Proposal 2.

     This proxy material is first being mailed to stockholders commencing on or about May 22, 2000.

                                   PROPOSAL 1

                ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

     The number of directors of the Company is set by a resolution adopted by a majority of the entire Board of Directors. The number of directors is currently fixed at four. The number of directors to be elected at the Annual Meeting to constitute the Board of Directors has also been fixed at four. The directors are to be elected to hold office for a period of one year, and in any event until a successor has been elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors, unless the stockholder indicates to the contrary on the proxy. Each of the nominees is currently a director of the Company.

     For reelection to the Board of Directors for one-year terms, the Board of Directors has nominated the following individuals, each a current director:

            BENJAMIN NARASIN
            JEROME A. CHAZEN
            RICHARD C. MARCUS
            ROBERT S. TAUBMAN

     The persons named in the accompanying proxy intend to vote for the election as director of the nominees listed herein. Each nominee has consented to serve if elected. The Board of Directors has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

     The following table sets forth certain information with respect to each person who is currently a director or executive officer of the Company and the individuals nominated and recommended to be elected by the Board of Directors of the Company and is based on the records of the Company and information furnished to it by such persons. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each director and executive officer of the Company and the nominees.

     Our current executive officers and directors are set forth below:



Name                          Age   Position
----                          ---   --------

Benjamin Narasin.............  34  Chief Executive Officer, President
                                   and Chairman of the Board of Directors
Barry Scheckner..............  51  Acting Chief Financial Officer
Stephen P. Burke ............  33  Controller
Jerome A. Chazen(1)..........  73  Director and Senior Consultant
Ronald Forehand..............  53  Chief of Operations
Anne-Marie Forehand..........  37  Vice President
Richard C. Marcus(1).........  61  Director
Robert S. Taubman(1).........  46  Director

      (1)   Member of the Audit Committee

     Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Mr. Taubman serves as the director designee of the preferred stockholder. Other than stock options, non-employee directors do not currently receive remuneration for their services as such, but may be reimbursed for expenses incurred in connection therewith, such as the cost of travel to Board meetings. Officers serve at the pleasure of the Board of Directors until their successors have been elected and have qualified.

     Benjamin Narasin has served as our Chairman of the Board, Chief Executive Officer and President of fashionmall.com and our predecessor since our inception in 1994. Prior to joining us, from

1986 to 1994, Mr. Narasin served as President for Boston Prepatory Co., an apparel company which he still owns and at which he developed the concept of fashionmall.com.

     Barry Scheckner has served as our Financial Consultant since September, 1999. Mr. Scheckner is a Certified Public Accountant who served as the Chief Financial Officer of Finlay Enterprises, Inc., for twelve years. Mr. Scheckner also serves on the Board of Directors of Michael Anthony Jewelers, Inc.

     Stephen P. Burke has served as our Controller since January 2000. Prior to joining us, from October 1996 to December 1999, Mr. Burke served as Controller of CopyTele, Inc, a publicly traded telecommunications company. Prior to October 1996, Mr. Burke was with Arthur Andersen LLP in an Audit and Business Advisory capacity.

     Jerome A. Chazen has served as a senior consultant and one of our directors since March 1999. Since 1996, Mr. Chazen has been Chairman of Chazen Capital Partners, LLC. Mr. Chazen was a founder of Liz Claiborne, Inc., an apparel company, where he served in various senior executive positions until his retirement in 1996 and as a director until 1997. Mr. Chazen also serves as a director of Taubman Centers, Inc., as a Trustee of Columbia University, and as Vice-Chairman of the Greater New York Council of the Boy Scouts of America. Mr. Chazen has various relationships with FM/CCP Investment Partners, LLC.

     Ronald Forehand has served as our Vice President of Operations since October 1998. Prior to joining us, from April 1990 to September 1998, Mr. Forehand was President of J.P. Callaghan's Outfitters, a men's sportswear company which he co-founded but which terminated operations when Mr. Forehand joined us. Mr. Forehand is Anne-Marie Forehand's husband.

     Anne-Marie Forehand has served as our employee since February 1998 and became Vice President in March 1999. Prior to joining us, from April 1990 to September 1998, Ms. Forehand managed J.P. Callaghan Outfitters, a men's sportswear company which she co-founded but which has terminated operations. Ms. Forehand is Ronald Forehand's wife.

     Richard C. Marcus has served as our consultant since February 1997 and has served as one of our directors since March 1999. Since January 1997, Mr. Marcus has served as a Senior Advisor to Peter J. Solomon Company, a New York investment banking firm. Mr. Marcus was principal of InterSolve Group Inc., a management services firm, from its inception in 1991 until January 1997. From December 1994 until December 1995, Mr. Marcus served as Chief Executive Officer of the Plaid Clothing Group and as a director of that company from December 1994 through December 1996. In July 1995, Plaid Clothing Group filed a petition of reorganization under Chapter 11 of the U.S. Bankruptcy Code and was subsequently sold to Hartmarx in December 1996. From January 1989 to January 1992, Mr. Marcus was a principal of RCM Consulting, a provider of consulting services to the retail industry. From 1979 to 1988, he served as Chairman and Chief Executive Officer of Neiman-Marcus, a department store retailer. Mr. Marcus is currently a director of Zale Corporation, a public jewelry retail company.

     Robert S. Taubman has served as one of our directors since April 1999. Mr. Taubman has been a director and the President and Chief Executive Officer of Taubman Centers, Inc., a real estate investment trust which is a leading developer of malls since 1992. He is also a member of the Board of Governors of the National Association of Real Estate Investment Trusts, a director of Comerica Bank, a director of the Real Estate Roundtable and a Trustee of the International Council of Shopping Centers and of the Urban Land Institute.

     Stockholder Vote Required

     Election of each director requires a plurality of the votes of the shares of Common Stock present in person or requested by proxy at the meeting and entitled to vote on the election of directors.

     The Board of Directors Recommends a Vote for Election to the Board of Directors of the Company for Each of the Nominees.

     Committees of the Board - Board Meetings

     The Board of Directors does not have a nominating committee, a compensation committee or a stock option committee. These functions are performed by the Board as a whole. The Board of Directors has an audit committee to assist it in the discharge of its responsibilities, the principal responsibilities and members of which are described below. The Board of Directors met or acted by unanimous written consent on eleven occasions during the fiscal year ended December 31, 1999. All directors attended at least 75% of the meetings held by the Board and committees of which they are members.

     The Audit Committee of the Board of Directors currently consists of Jerome
A. Chazen, Richard C. Marcus and Robert S. Taubman. The Audit Committee did not meet during the fiscal year ended December 31, 1999. The Audit Committee is responsible for recommending the appointment of a firm of independent public accountants to examine the financial statements of the Company and its subsidiaries for the coming year. In making this recommendation, it reviews the nature of audit services rendered, or to be rendered, to the Company and its subsidiaries. It reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the financial statements, results of those audits, their fees and any problems identified by the independent public accountants regarding internal accounting controls, together with their recommendations. It also meets with the Company's Chief Financial Officer to review reports on the functioning of the Company's programs for compliance with its policies and procedures regarding financial controls and internal auditing. This includes an assessment of internal controls within the Company and its subsidiaries based upon the activities of the Company's internal auditing personnel as well as an evaluation of their performance. The Audit Committee is also prepared to meet at any time upon request of the independent public accountants or the Chief Financial Officer to review any special situation arising in relation to any of the foregoing subjects.

     Certain Relationships and Related Transactions

     Our predecessor, the Internet Design Group, Ltd. commenced operations on December 22, 1994, and continued operations though August 19, 1995, when it became Internet Fashion Mall, L.P. We were reorganized as a Delaware limited liability company, Internet Fashion Mall, LLC, pursuant to a limited liability company agreement, dated June 26, 1996, by and between Benjamin Narasin, our Chief Executive Officer, President and Chairman of the Board, and Richard A. Eisner & Company, LLP ("RAE"). Pursuant to such agreement, Narasin contributed the Company's business, including fashionmall.com, related intellectual property and $250,000, for an 80% membership interest, and RAE contributed $100,000 for a 20% membership interest. Narasin and RAE entered into an Amended and Restated Limited Liability Company Agreement, dated March 1, 1999, which restated the terms of the original limited liability company agreement and recognized Mr. Narasin's prior transfer of a 10% membership interest to his minor son, Grant Narasin.

     During the year ended December 31,1998, RAE incurred various costs and expenses, including, but not limited to, salaries and other general and administrative expenses, on our behalf, in addition to providing a non-interest bearing cash loan to us. No additional loans were incurred during the year ended December 31, 1999. At December 31, 1998 and 1999, the amounts due to RAE in respect of these loans totaled $118,000 and $0, respectively.

     We sublease approximately 7,500 square feet from RAE in New York for our executive and administrative offices at an annual rental of approximately $360,000. In addition, prior to our IPO, RAE provided administrative services such as phone services, accounting and maintenance of books and records at cost. Such administrative services terminated upon the consummation of the offering.

     On March 2, 1999, we sold to FM/CCP Investment Partners, LLC ("FM/CCP") 225,000 shares of our common stock for $1,000,000 ($4.44 per share). In addition, FM/CCP loaned us $1,000,000 evidenced by a promissory note in the principal amount of $1,000,000, bearing interest at 6% per annum and due on the earlier of the closing of the offering or March 2, 2002. In connection with the foregoing promissory note, FM/CCP received a warrant, expiring March 2, 2004, to purchase up to 95,000 shares of common stock at an exercise price of $13.65 per share. With a portion of the proceeds from the IPO, the Company repaid the $1 million promissory note plus accrued interest. Interest expense related to the note was approximately $15,000. In addition, the Company recorded a $55,000 charge to interest expense representing the unamortized discount relating to the note. Mr. Chazen, one of our directors and a senior consultant, and certain affiliates of Mr. Chazen are investors in FM/CCP Investment Partners, LLC. Pursuant to certain anti-dilution provisions, we will issue up to an additional 12,500 shares of common stock to FM/CCP upon the exercise of such warrants and certain options granted to Jerome Chazen.

     On March 2, 1999, we entered into a consulting agreement (the "Consulting Agreement") with Jerome M. Chazen. The Consulting Agreement, which expires on May 26, 2001, stipulates that Mr. Chazen shall provide consulting services to us aggregating at least 30 hours per month. Mr. Chazen will receive an aggregate of $150,000 over the term of the Consulting Agreement plus five-year options to purchase 135,000 shares of common stock at an exercise price of $1.11 per share and options to purchase 107,500 shares of common stock at an exercise price of $3.25 per share. Of such options, 50% of them have vested, an additional 16% shall vest March 1, 2000 and the balance shall vest monthly over the one year period commencing March 2, 2000. In addition, Mr. Chazen is one of our directors.

     FM/CCP and Mr. Chazen have agreed not to sell or dispose of the securities acquired by them without our consent, except to certain partners or family members, until May 27, 2000. In addition, we have agreed to grant FM/CCP and Mr. Chazen certain demand and "piggyback" registration rights, commencing May 27, 2000 and terminating on March 2, 2004, as to the common stock acquired by them and underlying their warrants and options.

     On April 22, 1999, the Company entered into an agreement with TRG Net Investors LLC ("TRG Net"), an affiliate of Taubman Centers, Inc., a real estate investment trust and one of the leading mall developers in the U.S., whereby TRG Net purchased, for $7,417,000, a 9.9% membership interest in the Company (the "Series B Interest") and warrants (the "Warrants") to purchase an additional 10% membership interest. Upon closing of the IPO, the Series B Interest was contributed for 824,084 shares of convertible preferred stock (the "Preferred Stock"), which in turn are convertible into an aggregate of 824,084 common shares and the Warrants can be exercised to purchase 924,898 common shares. The Preferred Stock is convertible for one year beginning on the first anniversary of the closing of the IPO by the Company and, based on the $13.00 per share initial public offering price, the effective conversion price of the Preferred Stock was $9.00 per share and the exercise price of the Warrants was $13.00 per share. Upon closing of Taubman's investment, the Company allocated $2,377,000 of the $7,417,000 to represent the fair value of the Warrants. The remaining portion of the net proceeds of $5,040,000 represents the beneficial conversion feature of the Preferred Stock, and was allocated to additional paid-in capital upon closing of the IPO and will be accreted to the book value of the Preferred Stock. The accretion period will be one year, beginning on the date of closing of the IPO. As of December 31, 1999, the Company accreted $3,101,000 to the book value of the Preferred Stock. In connection with this transaction, Robert S. Taubman, the Chief Executive Officer and the President of Taubman Centers, Inc., joined the Company's Board of Directors.

     On April 17, 2000, the Company loaned Benjamin Narasin, its Chief Executive Officer, President and Chairman, $185,000 for a term of one year, bearing interest at an interest rate equal to 1% over the prime rate.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and the other equity securities of the Company. Officers, directors, and persons who beneficially own more than ten percent of a registered class of the Company's equities are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

Summary of Compensation in Fiscal 1999, 1998, and 1997

     The following tables sets forth the annual and long-term compensation for services in all capacities for the fiscal year ended December 31, 1999 paid to Benjamin Narasin, our President, Chief Executive Officer and Chairman. No other executive officer received compensation exceeding $100,000 during the fiscal year ended December 31, 1999.

        SUMMARY COMPENSATION TABLE
        --------------------------

                               Annual Compensation
                              --------------------
                                                            Securities
                                                            Underlying
             Name and          Fiscal                       Options/
        Principal Position      Year   Salary        Bonus    SARs (#)
        --------------------------------------------------------------

        Benjamin Narasin,       1999  $180,000      $40,000   100,000
        President/CEO           1998  $180,000(1)      -         -
        and Chairman of the     1997  $120,000(2)      -         -
        Board of Directors


(1)  $85,000 of such salary was deferred and was paid in March 1999.

(2) $82,500 of such salary was deferred and $3,500 was paid in March 1999. The remaining $79,000 was paid upon completion of the offering.


     The following table sets forth information regarding stock options granted to Mr. Narasin pursuant to the fashionmall.com, Inc. 1999 Stock Option Plan during the year ended December 31, 1999:

                       OPTIONS GRANTED IN LAST FISCAL YEAR
                       -----------------------------------


                                                             Potential realizable value at
                                                          assumed annual rates of stock price
                                                                    appreciation for
                          Individual grants                          option term
                          -----------------               -----------------------------------

                      Number of   Percent of
                     securities  total options
                     underlying   granted to   Exercise
                       options   employees in   price   Expiration
Name                   granted   fiscal year    ($/Sh)     date      5% ($)        10% ($)
------------------------------------------------------------------------------------------
Benjamin Narasin
President/CEO and
Chairman of the
Board Directors        100,000       25%        $7.00    6/15/09    $558,000     $1,116,000

     The following table sets forth information regarding stock option exercises during the year ended December 31, 1999 by Mr. Narasin and the values of his options as of December 31, 1999:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION/VALUES
                        ---------------------------------

                                                  Number of securities         Value of unexercised
                                                  Underlying options       money options at fiscal year
                                                  at fiscal year-end (#)            end ($)
                                              ---------------------------------------------------------
                        Shares      Value
                       acquired    Realized
      Name            on exercise     ($)     Exercisable   Unexercisable   Exercisable   Unexercisable
-------------------------------------------------------------------------------------------------------
Benjamin Narasin
President/CEO and
Chairman of the
Board of Directors          -        $ -        100,000           -           $ -             $ -

Employment and Consulting Agreements

     We entered into a three-year employment agreement with Benjamin Narasin, effective as of May 26, 1999, pursuant to which Mr. Narasin shall serve as our Chief Executive Officer, President and Chairman of the Board and has received an annual base salary of $180,000 during 1999 and for 2000 will receive $238,225. Such base salary will be subject to additional increases and bonuses within the discretion of the Board of Directors which will take into account, among other things, our performance and the performance, duties and responsibilities of Mr. Narasin. We also agreed to pay for certain life insurance policies for the benefit of Mr. Narasin's family which is still due and to indemnify him and his minor son, Grant Narasin, for tax liabilities arising from our reorganization into a C corporation. Mr. Narasin's agreement also permits him to devote up to 10% of his time to Boston Prepatory Co., an apparel company owned by him, provided that the Board of Directors makes a determination that such company is not directly competitive to us. In the event of a change of control as defined in the agreement, Mr. Narasin may terminate the agreement and receive three times his compensation, including bonuses earned during the previous 12 months, and his compensation for the balance of the term.

     On March 2, 1999, we entered into a consulting agreement (the "Consulting Agreement") with Jerome Chazen, the sole owner of FM/CCP, Inc., which is the manager of FM/CCP Investment Partners, LLC. The Consulting Agreement, which expires on May 26, 2001, stipulates that Mr. Chazen shall provide consulting services to us aggregating at least 30 hours per month. In addition, Mr. Chazen agreed to become a director. Mr. Chazen will receive an aggregate of $150,000 over the term of the Consulting Agreement plus five-year options to purchase 135,000 shares of common stock at an exercise price of $1.11 per share and options to purchase 107,500 shares of common stock at an exercise price of $3.25 per share. Of such options, 50% became exercisable upon the closing of our IPO, an additional 16% becomes exercisable on March 1, 2000, and the balance becomes exercisable in equal monthly installments over the one year period commencing March 2, 2000.

     We currently do not have written employment agreements with any of our other officers or directors.

1999 Stock Option Plan

     We adopted the 1999 Stock Option Plan in May 1999.

     The 1999 Plan provides for the grant of options to purchase up to, but not in excess of, 1,125,000 shares of common stock to our officers, directors, agents, consultants and independent contractors. Options may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, or non-qualified options. Incentive stock options may be granted only to our employees or employees of our subsidiaries, while non-qualified options may be issued to non-employee directors and consultants, as well as to our employees or employees of our subsidiaries.

     The 1999 Plan is administered by a committee selected by the Board of Directors or by the Board of Directors (the "Administrator"), which determines, among other things, those individuals who receive options, the time period during which the options may be exercised, the number of shares of common stock issuable upon the exercise of each option and the option exercise price. Pursuant to the 1999 Plan, the Administrator determines, among other things, those individuals who receive options, the time period during which the grants will be made, the number of shares of common stock to be granted and the price (if any) to be paid by such key employees thereafter.

     The exercise price per share of common stock subject to an incentive stock option may not be less than the fair market value per share of common stock on the date the option is granted. The per share exercise price of the common stock subject to a non-qualified option may be established by the Administrator. If the aggregate fair market value, as determined as of the date the option is granted, of common stock for which any person may be granted incentive stock options which first become exercisable in any calendar year exceeds $100,000, such stock option shall be treated, to the extent of such excess, as an option which does not qualify as an incentive stock option. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to such person, 10% or more of the total combined voting power of all classes of stock of the company (a "10% Stockholder") shall be eligible to receive any incentive stock options under the 1999 Plan unless the exercise price is at least 110% of the fair market value of the shares of common stock subject to the option, determined on the date of grant. Non-qualified options are not subject to such limitation.

     No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment other than by death, retirement, permanent and total disability, unless extended by the Administrator on or before such employee's date of termination of employment, the optionee will have no more than three months after such termination during which the optionee shall be entitled to exercise all or any part of such employee's option, unless otherwise determined by the Administrator. Upon termination of employment of an optionee by reason of death, retirement, permanent and total disability, such optionee's options remain exercisable for one year thereafter to the extent such options were exercisable on the date of such termination.

     Options under the 1999 Plan must be issued within ten years from the effective date of the Plan. Incentive stock options granted under the 1999 Plan cannot be exercised more than ten years from the date of grant. Incentive stock options issued to a 10% Stockholder are limited to five-year terms. All options granted under the 1999 Plan will provide for the payment of the exercise price in cash or check or by delivery to us of shares of common stock having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods, or by such other methods approved by the Administrator pursuant to the 1999 Plan. Therefore, an optionee may be able to tender shares of common stock to purchase additional shares of common stock and may theoretically exercise all of such optionee's stock options with no monetary investment.

     Each director holds office until our annual meeting of stockholders and until his successor is duly elected and qualified. Officers are elected by the Board of Directors and hold office at the discretion of the Board of Directors. There are no family relationships between any of the directors or executive officers of the Company. See footnote No. 9 in the financial statements for a breakout of the stock option activity for the year ended 1999.

Report On Repricing of Stock Options

The Company did not adjust or amend the exercise price of stock options previously awarded to the Company's executive officers during the fiscal year ended December 31, 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information known to the Company, as of May 1, 2000, regarding the beneficial ownership of the Company's voting securities by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and each of the executive officers named in the compensation table under Item 10, "Executive Compensation", and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the stockholders listed in the table below has sole voting and dispositive power with respect to shares beneficially owned by such stockholder.

                                        Amount and nature     Percentage of
Name of beneficial owner (1)              of beneficial    outstanding stock
-------------------------                   ownership             owned
                                            ---------             -----

Benjamin Narasin(2).................   3,528,100 shares          46.4%
TRG Net Investors LLP(3) ...........     824,084 shares           9.9%
Robert S. Taubman (4) ..............     834,084 shares          10.0%
FM/CCP Investment Partners, LLC(5)..     320,000 shares           4.3%
Jerome Chazen (5)...................     513,088 shares           6.7%
Richard Marcus (6)..................      30,000 shares            --
Executive Officers and Directors (7)
  as a group (four persons) ........   4,081,188 shares          52.1%

-----------

(1) Except as otherwise indicated, the address for the referenced stockholders is c/o fashionmall.com, Inc., 575 Madison Avenue, New York, New York 10022.

(2) Includes 427,500 shares owned by Grant Narasin, the minor son of Mr. Narasin. Mr. Narasin has voting power over Grant Narasin's shares until April 9, 2018. Also includes 100,000 shares of common stock underlying options that were granted to Mr. Narasin upon the consummation of the offering.

(3) Includes 824,084 shares of common stock underlying convertible preferred stock owned by TRG Net Investors LLC that is not convertible until one year after the offering. Does not include 924,898 shares of common stock underlying a warrant which is not exercisable until one year after this offering. TRG Net Investors LLC is owned (i) 75% by The Taubman Realty Group Limited Partnership ("TRG LP") and (ii) 25% by Taubman Net LLC, which is the Managing Member of TRG Net Investors LLC and which is owned 100% by The Taubman Company Limited Partnership, a shopping mall property manager which is 99% directly and indirectly owned by TRG LP. Consequently, TRG LP owns directly or indirectly over 99% of TRG Net Investors LLC. In turn, Taubman Centers, Inc., a public real estate investment trust, is the Managing General Partner of and owns 62.8% of TRG LP.

(4) Includes 10,000 shares of common stock underlying options, which were granted to Mr. Taubman upon the consummation of the offering. Robert S. Taubman is the President and Chief Executive Officer of TRG Net Investors LLC. Mr. Taubman disclaims any beneficial ownership interest in the shares owned or which may be acquired by TRG Net Investors LLC beyond his indirect interest therein through his pecuniary interest in TRG LP, which directly or indirectly owns substantially all of TRG Net Investors LLC. The address of Robert S. Taubman and TRG Net Investors LLC is 200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan 48303-0200.

(5) FM/CCP, Inc., the Manager of FM/CCP Investment Partners, LLC, is wholly-owned by Mr. Chazen, and certain affiliates of Mr. Chazen are members of FM/CCP Investment Partners, LLC. FM/CCP, Inc. and/or Mr. Chazen may be deemed the beneficial owner of securities owned by FM/CCP Investment Partners, LLC. Mr. Chazen disclaims such beneficial ownership. FM/CCP Investment Partners, LLC's ownership includes 95,000 shares underlying warrants which became exercisable upon completion of the offering and does not include up to 12,500 shares issuable pursuant to certain anti-dilution provisions upon exercise of such warrants and the options owned by Mr. Chazen referred to below. The amount shown as owned by Mr. Chazen includes common stock beneficially owned by FM/CCP and 121,250 shares underlying options which became exercisable by Mr. Chazen upon consummation of the offering, 19,400 shares underlying options that became exercisable by Mr. Chazen on March 1, 2000, 42,438 shares underlying options that become exercisable in monthly installments over a one year period commencing March 2, 2000, and an additional 10,000 shares underlying options that become exercisable by Mr. Chazen on May 26, 2000. The address of FM/CCP Investment Partners, LLC and Jerome Chazen is 767 Fifth Avenue, New York, New York 10153.

(6) Includes 30,000 shares of common stock underlying options that were granted upon consummation of the offering.

(7)  See footnotes (2), (4), (5) and (6) above

                                   PROPOSAL 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed Arthur Andersen LLP as independent accountants for the fiscal year ended December 31, 2000 and to render other professional services as required.

     The appointment of Arthur Andersen LLP is being submitted to stockholders for ratification.

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder Vote Required

     The affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting is required to ratify the appointment of public accountants.

     The Board of Directors recommends a vote FOR the ratification of Arthur Andersen LLP as independent auditors of the Company, which is designated as Proposal 2 on the enclosed proxy card.

                   DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2001

     Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company's 2001 Annual Meeting of Stockholders must be received at the Company's offices at 575 Madison Avenue, New York, New York 10022, no later than 120 days prior to the Company's next Annual Meeting, for inclusion in the Company's proxy statement and form of proxy relating to such meeting. All proposals must comply with applicable Securities and Exchange Commission rules and regulations.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

THE COMPANY UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, FASHIONMALL.COM, INC., 575 MADISON AVENUE, NEW YORK, NEW YORK 10022.

             The Directors recommend a vote FOR Proposal 2   ------  Please mark
                                                              X      your votes
                                                             ------  as this
                                                                     example

                                -------
                                COMMON

1. Election of Directors      ----------           --------

                              ----------           --------
                              FOR All              WITHHOLD
                              nominees             AUTHORITY
                              listed               to vote
                              (except              for all
                              as marked            nominees
                              to the               listed
                              contrary,            at left
                                 see
                              instruction
                                below)

   Benjamin Narasin, Jerome
   A. Chazen, Richard C.
   Marcus and Robert S.
   Taubman

   INSTRUCTION: To withhold authority to vote for any individual nominee, line through the name of the nominee above.


2. Proposal to ratify      --------  -------- --------
   Arthur Andersen LLP as  --------  -------- --------
   independent auditors.      FOR     AGAINST ABSTAIN



   The above named proxies are granted the authority, in their discretion, to act upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

             Date, 2000

             Signature(s)_____

             Signatures_____

             Please sign exactly as your name appears and return this proxy immediately in the enclosed stamped self-addressed envelope.

                              FASHIONMALL.COM, INC.
                 Annual Meeting of Stockholders - June 30, 2000
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of fashionmall.com, Inc. ("Company") hereby constitutes and appoints Benjamin Narasin and Stephen P. Burke, and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Rye Town Hilton, 699 Westchester Ave, Rye Brook, NY 10573, on June 30, 2000, 4:30 p.m., Eastern Standard Time, or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE and FOR THE APPROVAL OF PROPOSAL 2.